UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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BSQUARE CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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BSQUARE CORPORATION

110 110TH AVENUE NE, SUITE 300, BELLEVUE, WASHINGTON  98004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON June 11, 2020

TO BSQUARE SHAREHOLDERS:

Notice is hereby given that the 2020 Annual Meeting of Shareholders of BSQUARE Corporation, a Washington corporation (the “Company”), will be held on Tuesday, June 11, 2020 at 10:00 a.m., local time. The meeting will be held at the offices of DLA Piper LLP (US), 701 Fifth Avenue, Suite 6900, Seattle Washington 98104, for the following purposes:

1.	To elect Robert J. Chamberlain and Andrew S. G. Harries as Class I Directors to serve for the ensuing three years and until their successors are duly elected and qualified;
2.	To approve the compensation of the Company’s named executive officers;
3.	To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and
4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 9, 2020 as the record date for the determination of shareholders entitled to vote at this meeting. Only shareholders of record at the close of business on April 9, 2020 are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

Given the COVID-19 pandemic, the Company is adding a conference call component to its 2020 Annual Meeting.  You are encouraged to dial-in to the conference call at: Toll Free: 1-800-479-1004; Toll/International: 1-856-344-9290; Conference ID: 8715372, which will include the opportunity to ask questions. While the Company plans to conduct the formal business and voting in-person, it will comply and expects shareholders to comply with all applicable stay-at-home or similar orders, including all social distancing protocols. If this requires shifting the 2020 Annual Meeting entirely to a remote format (such as webcast or telephonic meeting), the Company will make appropriate updates.  However, the Company is required to hold an annual shareholders’ meeting, and the Board of Directors believes that an in-person meeting with a conference call component is the best approach for the Company at this time. To ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose, or to follow the instructions for Internet or telephone voting in the accompanying notice or in the voter instruction form provided by your broker or other nominee. Any shareholder attending the meeting may vote in person even if the shareholder has previously returned a proxy. However, to simplify the voting process and to avoid handling your personal information, we do not plan to implement a voting feature into the conference call.

By Order of the Board of Directors

Christopher Wheaton

Chief Financial Officer, Secretary and Treasurer

Bellevue, Washington

April 28, 2020

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 11, 2020: The proxy statement and annual report to shareholders are available at www.bsquare.com/proxy.

BSQUARE CORPORATION

110 110TH AVENUE NE, SUITE 300, BELLEVUE, WASHINGTON  98004

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS

PROCEDURAL MATTERS

General

The enclosed proxy is solicited by the Board of Directors, or “Board”, of BSQUARE Corporation, a Washington corporation. The Board has made these materials available to you over the internet, or has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, June 11, 2020 at 10:00 a.m. local time, and at any adjournment or postponement thereof for the purposes set forth in the proxy and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the offices of DLA Piper LLP (US), 701 Fifth Avenue, Suite 6900, Seattle Washington 98104, with a conference call component available at: Toll Free: 1-800-479-1004; Toll/International: 1-856-344-9290; Conference ID: 8715372.

As used in this proxy statement, “we,” “us,” “our” and the “Company” refer to BSQUARE Corporation.

These proxy solicitation materials were first made available on or about May 1, 2020 to all shareholders entitled to vote at the Annual Meeting.

How to Vote my Shares and Participate

To endure your vote is counted, we recommend you vote your shares in advance of the Annual Meeting. Please mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose, or to follow the instructions for Internet or telephone voting in the accompanying Notice of Internet Availability of Proxy Materials or in the voter instruction form provided by your broker or other nominee. While we plan to conduct the formal business and voting in-person, we will comply and expect our shareholders to comply with all applicable stay-at-home or similar orders, including all social distancing protocols. This may require us to limit the number of in-person attendees. It may also require us to shift the meeting entirely to a remote format (such as webcast or telephonic meeting), and if that occurs, we will make appropriate updates. Accordingly, while in-person is permitted at the Annual Meeting, we urge you to vote your shares in advance.

We are also adding a conference call component to the Annual Meeting.  In lieu of attending in-person, we encourage you to dial-in to the conference call at: Toll Free: 1-800-479-1004; Toll/International: 1-856-344-9290; Conference ID: 8715372. The conference call will be functionally similar to our earnings conference calls, including the opportunity to ask questions. However, to simplify the voting process and to avoid handling your personal information, we do not plan to implement a voting feature into the conference call. In turn, this means joining by conference call would not constitute attendance at the meeting for quorum purposes. Unless we change these plans, your only way to officially attend and to vote at the Annual Meeting will be to attend in-person and vote, or to vote through a proxy attending the meeting that you have instructed in advance (see “—Vote Without Attending the Annual Meeting”).

Voting Without Attending the Annual Meeting

To vote your shares without attending the meeting, please follow the instructions for Internet or telephone voting on the Notice of Internet Availability of Proxy Materials. If you request printed copies of the proxy materials by mail, you may also vote by signing and submitting your proxy card and returning it by mail, if you are the stockholder of record, or by signing the voter instruction form provided by your broker or other nominee and returning it by mail, if you are the beneficial owner but not the stockholder of record. We encourage all shareholders to vote in this manner in light of the uncertainties associated with COVID-19.

Record Date and Outstanding Shares

Only shareholders of record at the close of business on April 9, 2020 (the “record date”) are entitled to receive notice of and to vote at the Annual Meeting. Our only outstanding voting securities are shares of common stock, no par value. As of the record date, 13,098,718 shares of our common stock were issued and outstanding, held by 112 shareholders of record.

Revocability of Proxies

Any proxy may be revoked by the person giving it at any time prior to its use. To do so, the shareholder must either: (i) deliver a written instrument revoking the proxy to our Corporate Secretary, at the address referenced above or (ii) deliver a duly executed proxy bearing a later date (in either case no later than the close of business on June 10, 2020); or (iii) attend the Annual Meeting and vote in person.

Voting and Solicitation

Each holder of common stock is entitled to one vote for each share held.

This solicitation of proxies is made by our Board of Directors, and all related costs will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers or administrative employees without the payment of any additional consideration. Solicitation of proxies may be made by mail, by telephone, by email, in person or otherwise.

Shareholders of Record and “Street Name” Holders

Where shares are registered directly in the holder’s name, that holder is the shareholder of record with respect to those shares. If shares are held by an intermediary, such as a broker or other nominee, then the broker or other nominee is considered the shareholder of record as to those shares. Those shares are said to be held in “street name” on behalf of the beneficial owner of the shares. Street name holders generally cannot directly vote their shares and must instead instruct the broker or other nominee on how to vote their shares using the voting instruction form provided by that broker or other nominee. Many brokers or other nominees also offer the option of giving voting instructions over the internet or by telephone. Instructions for giving your vote as a street-name holder are provided on your voting instruction form, and you should contact your broker or other nominee with any questions about its form or how to vote.

Quorum; Broker Non-Votes and Abstentions

At the Annual Meeting, an inspector of elections will determine the presence of a quorum and tabulate the results of the voting by shareholders. A quorum exists when holders of a majority of the total number of outstanding shares of common stock that are entitled to vote at the Annual Meeting are present at the Annual Meeting in person or by proxy. A quorum is necessary for the transaction of business at the Annual Meeting.

Broker non-votes can occur as to shares held in street name. This is the case when a broker or other nominee submits a proxy for the Annual Meeting but does not vote on a particular proposal because that broker or other nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Under the current rules that govern brokers and other nominee holders of record, if you do not give instructions to your broker or other nominee, it will be able to vote your shares only with respect to proposals for which they have discretionary voting authority.

The election of directors (Proposal No. 1) and approval of compensation of executive officers (Proposal No. 2) are proposals for which brokers and other nominees do not have discretionary voting authority. If you do not instruct your broker or other nominees how to vote on these proposals, your broker or other nominees will not vote on them and those non-votes will be counted as broker non-votes. The ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm (Proposal No. 3) is considered discretionary and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you, as long as it holds your shares in its name.

Abstentions and broker non-votes are treated as shares present for determining whether there is a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are not counted for determining the number of votes cast, and therefore will not affect the outcome of the vote on any of the proposals in this proxy statement.

Required Votes and Voting

Assuming that a quorum is present at the Annual Meeting, the following votes will be required:

•

With regard to Proposal No. 1, the two nominees for election to the Board of Directors who receive the greatest number of votes cast “for” the election of the directors by the shares present, in person or by proxy, will be elected to the Board of Directors. Shareholders are not entitled to cumulate votes in the election of directors.

•	With regard to Proposals Nos. 2 and 3, approval of each of the proposals requires that the votes cast in favor of the proposal exceed the votes cast against it.

All shares entitled to vote and represented by properly executed, unrevoked proxies received before the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions given on those proxies. If no instructions are given on a properly executed proxy, the shares represented by that proxy will be voted as follows:

FOR the director nominees named in Proposal No. 1 of this proxy statement;

FOR Proposal No. 2, to approve the compensation of our named executive officers as disclosed in this proxy statement; and

FOR Proposal No. 3, to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm.

If any other matters are properly presented for consideration at the Annual Meeting, which may include, for example, a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters as they deem advisable. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Deadlines for Receipt of Shareholder Proposals

Shareholder proposals may be included in our proxy statement and form of proxy for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, regarding the inclusion of shareholder proposals in company-sponsored proxy materials. We currently anticipate holding our 2021 annual meeting of shareholders in June 2021, although the Board may decide to schedule the meeting for a different date. For a shareholder proposal to be considered pursuant to Rule 14a-8 for inclusion in our proxy statement and form of proxy for the annual meeting to be held in 2021, we must receive the proposal at our principal executive offices, addressed to our Secretary, no later than December 31, 2021. Submitting a shareholder proposal does not guarantee that it will be included in our proxy statement and form of proxy.

In addition, a shareholder proposal that is not intended for inclusion in our proxy statement and form of proxy under Rule 14a-8 (including director nominations) shall be considered “timely” within the provisions of our Bylaws and may be brought before the 2020 annual meeting of shareholders provided that we receive information and notice of the proposal in compliance with the requirements set forth in our Bylaws, addressed to our Secretary at our principal executive offices, no later than March 13, 2021. A copy of the full text of our Bylaws may be obtained by writing to our Secretary at our principal executive offices.

We strongly encourage any shareholder interested in submitting a proposal to contact our Secretary in advance of these deadlines to discuss any proposal he or she is considering, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. All notices of shareholder proposals, whether or not intended to be included in our proxy materials, should be in writing and sent to our principal executive offices, located at: BSQUARE Corporation, 110 110th Avenue NE, Suite 300, Bellevue, Washington  98004, Attention: Secretary.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our Articles of Incorporation provide that the Board of Directors has seven seats. The Board of Directors is currently divided into three classes, with each class having a three-year term. A director serves in office until his or her respective successor is duly elected and qualified, unless the director is removed, resigns or, by reason of death or other cause, is unable to serve in the capacity of director. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. Set forth below is certain information furnished to us by the director nominees and by each of the incumbent directors whose terms will continue following the Annual Meeting. There are no family relationships among any of our directors or officers.

Nominees for Director

Two Class I directors are to be elected at the Annual Meeting for three-year terms ending in 2023. The Governance and Nominating Committee of the Board of Directors has nominated Robert J. Chamberlain and Andrew S. G. Harries for election as Class I directors. Mr. Chamberlain has been a director since 2015 and Mr. Harries has been a director since 2012. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of Robert J. Chamberlain and Andrew S. G. Harries to the Board of Directors. Each of the nominees has indicated that he or she will serve if elected. We do not anticipate that any of the nominees will be unable or unwilling to stand for election, but if that occurs, all proxies received may be voted by the proxy holders for another person nominated by the Governance and Nominating Committee. As there are two nominees, proxies may be voted for up to two persons.

Vote Required for Election of Directors

If a quorum is present, the nominees for election to the Board of Directors receiving the greatest number of votes cast “for” the election of the directors by the shares present, in person or by proxy, will be elected to the Board of Directors.

Nominees and Continuing Directors

The names and certain information as of the record date about the nominees and each director continuing in office after the Annual Meeting are set forth below.

Name of Director Nominees	Age	Position	Director Since	Term Expires
Robert J. Chamberlain	66	Director	2015	2020 (Class I)
Andrew S.G. Harries	58	Chairman of the Board	2012	2020 (Class I)

Name of Continuing Directors	Age	Position	Director Since	Term Expires
Ralph C. Derrickson	61	Director, President and Chief Executive Officer	2019	2021 (Class II)
Ryan Vardeman	42	Director	2018	2021 (Class II)
Davin W. Cushman	46	Director	2018	2022 (Class III)
Mary Jesse	55	Director	2016	2022 (Class III)
Robert J. Peters	42	Director	2018	2022 (Class III)

Director Nominees

Robert J. Chamberlain has been a director since August 2015. Since April 2018, Mr. Chamberlain has been the Chief Financial Officer of ZipWhip, a two-way business texting software company. From August 2014 to April 2016, Mr. Chamberlain served as the Chief Financial Officer of Big Fish Games Incorporated, a leading provider of casual games, which was acquired by Churchill Downs, Inc. in December 2014. From February 2013 to August 2014, Mr. Chamberlain served as the Senior Vice President and Chief Financial Officer of Audience Science Incorporated, a leading provider of enterprise advertising management systems. Prior to that, Mr. Chamberlain was the Chief Financial Officer of other technology companies in the Seattle area including PopCap Games Incorporated (acquired by Electronic Arts, Inc.), WatchGuard Technologies Incorporated, F5 Networks, Onyx Software Corp. (acquired by Consona Corporation) and Photodisc (acquired by Getty Images, Inc.). Earlier in his career, Mr. Chamberlain was an audit partner in the Seattle office of KPMG where he served middle market public and private companies. Mr. Chamberlain has a B.S. in Business Administration-Accounting from California State University Northridge. Board of Directors has concluded that Mr. Chamberlain should serve as a director because he brings to our Board of Directors substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing publicly traded companies, and a deep understanding of accounting principles and financial reporting rules and regulations. He also brings professional service expertise, technology industry experience, and sales and marketing experience at KPMG.

Andrew S. G. Harries has been a director since November 2012, has served as the Chairman of the Board since July 2013 and served as the Executive Chairman from May 2018 to March 2019. Mr. Harries is a business advisor and corporate director and since 2016 has held the post of Tom Foord Professor of Practice in Entrepreneurship and Innovation at Simon Fraser University’s Beedie School of Business. He is an advisor to Mojio, Inc., an open platform for connected cars, and serves on the advisory council and is a past board chair of Science World British Columbia. Mr. Harries chaired the board of directors of Contractually, an online contract management company, from January 2014 until its acquisition by Coupa Software in December 2015, and co-founded Zeugma Systems Inc. where he served as the President and Chief Executive Officer from 2004 until Tellabs Inc. acquired substantially all of Zeugma in 2010. Mr. Harries was a co-founder of Sierra Wireless (NASDAQ: SWIR), a NASDAQ-listed wireless Internet of Things systems vendor, from 1993 to 2004, and previously served as Sierra’s Senior Vice President of Sales, Marketing and Operations. Prior to co-founding Sierra Wireless, Mr. Harries held a variety of positions at Motorola Inc. He holds three US patents and an M.B.A. from Simon Fraser University. The Board of Directors has concluded that Mr. Harries should serve as a director because of his embedded technology industry expertise and extensive management and sales and marketing experience. He also has experience as a public company board member.

Continuing Directors

Davin W. Cushman has been a director since November 2018. Since 2010, Mr. Cushman has been the Chief Executive Officer of Ignite Technologies, Inc. and its affiliates, a group of enterprise software and services companies operating under the private ownership of ESW Capital. Also, since 2010, Mr. Cushman has been the President and sole owner of Cushman Management Company, a boutique strategy consulting firm advising enterprise software companies. Prior to 2010, Mr. Cushman held operations analyst roles with Capital One Financial Corporation as well as leadership positions with enterprise software company Trilogy and its spin-off, pcOrder.com. Mr. Cushman holds a B.A. in Politics from Princeton University and an M.B.A. from the Kellogg School of Management at Northwestern University. The Board of Directors has concluded that Mr. Cushman should serve as a director because of his significant experience in various roles in the enterprise software industry, including as chief executive officer of companies that provide software and technical consulting services to the types of organizations we serve and strive to serve.

Ralph C. Derrickson has been a director and our President and Chief Executive Officer since March 2019. Prior to that, since July 2018, Mr. Derrickson served as the Managing Director of RCollins Group, a strategic consulting company, and from October 2017 until July 2018, he served as the Senior Vice President of Corporate Development for Avizia, Inc., a telemedicine hardware, software and physician services company, until its acquisition by American Well in July 2018. From January 2006 until October 2017, Mr. Derrickson served as the President and Chief Executive Officer of Carena, Inc., a virtual care software and physician services company, until its acquisition by Avzia in October 2017. Prior to that, Mr. Derrickson was managing director of venture investments at Vulcan Inc., an investment management firm, was a founding partner of Watershed Capital, an early-stage venture capital firm, and held senior leadership positions at Metricom, Starwave Corporation (acquired by Walt Disney), NeXT Computer (acquired by Apple Computer) and Sun Microsystems. Since 2004, Mr. Derrickson has been a board member of Perficient, Inc. (NASDAQ: PRFT), a publicly traded digital transformation consulting company. Mr. Derrickson holds a B.T. in Systems Software Science from the Rochester Institute of Technology. The Board of Directors has concluded that Mr. Derrickson should serve as a director because of his experience as a chief executive officer, and in various other executive roles, which has provided him with broad leadership and executive experience, including operational, strategic planning, corporate development and mergers and acquisitions experience. As our President and Chief Executive Officer, Mr. Derrickson has first-hand knowledge of our business and provides valuable insight with respect to our operations and strategic opportunities.

Mary Jesse has been a director since August 2016. Ms. Jesse is a technology executive, strategist, inventor and pioneer in the wireless industry. In September 2019, Ms. Jesse joined Alvarez & Marsal as a Senior Director where she is currently assigned as Chief Operating Officer of Mobile Technologies, Inc. From January 2018 to August 2018, Ms. Jesse served as Chief Executive Officer and board member of Heyou Media, a technology-driven content company. From September 2015 to October 2017, she served as Chief Strategy Officer of VRstudios, a global virtual reality company based in Bellevue, Washington. From 2007 to October 2014, she was the founder and Chief Executive Officer of Ivy Corp., an enterprise messaging technology company. Prior to that, she served as the co-founder and Chief Technology Officer of RadioFrame Networks; Vice President of Strategic Technology of McCaw Cellular Communications, Inc.; and Vice President of Technology Development of AT&T Wireless. A licensed professional engineer, Ms. Jesse holds a B.S. in electrical engineering from the University of Utah and an M.S. in electrical engineering from Santa Clara University, in addition to having authored nineteen patents. She currently serves on the Washington Governors University business council in addition to serving as an advisor to multiple technology companies. Ms. Jesse volunteers her time to support STEM education, entrepreneurship and diversity in business and technology. The Board of Directors has concluded that Ms. Jesse should serve as a director because of her extensive technology product development experience and work with a wide range of emerging businesses.

Robert J. Peters has been a director since August 2018 and served as an observer to the Board from June to August 2018. Mr. Peters is a principal and co-founder of Palogic Value Management, L.P., the investment manager of Palogic Value Fund, LP, a Dallas, Texas based investment management company, a position he has held since January 2007. Mr. Peters routinely analyzes public companies’ business plans, financial statements, and competitive positioning. Prior to founding Palogic, Mr. Peters was an investment banker with Stephens Inc., based in Little Rock, Arkansas, where he served as an analyst and associate responsible for execution of a variety of corporate finance transactions including sell side mergers and acquisitions, buy side mergers and acquisitions, leveraged buyouts, private equity investments, initial public offerings, and private placements of debt and equity.  Mr. Peters attended Texas Tech University and received an M.S. in Accounting and a B.A. in Business Administration – Accounting. The Board of Directors has concluded that Mr. Peters should serve as a director because of his significant experience in equity capital markets, assessing corporate strategy, and capital allocation and given his affiliation with one of our largest shareholders.

Ryan L. Vardeman has been a director since June 2018. Mr. Vardeman is a principal and co-founder of Palogic Value Management, L.P., a Dallas, Texas based investment management company, a position he has held since January 2007. Mr. Vardeman has extensive corporate strategy, operating, financial and investment experience including capital structure analysis, a focus on small-cap equities, and investing in a broad range of industries with an emphasis on technology and software companies. Mr. Vardeman holds a B.S. in Electrical Engineering and Computer Science from Texas Tech University and an M.B.A. from the Owen Graduate School of Management at Vanderbilt University. The Board of Directors has concluded that Mr. Vardeman should serve as a director because of his extensive financial and operational experience and given his affiliation with one of our largest shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF MESSRS. CHAMBERLAIN AND HARRIES TO THE BOARD OF DIRECTORS.

CORPORATE GOVERNANCE

Board of Directors Leadership Structure

The Board of Directors has adopted a structure under which the Chairman of the Board is an independent director. We believe that having a Chairman independent of management provides effective leadership for the Board of Directors and helps ensure critical and independent thinking with respect to our strategy and performance. In addition, the Board believes this governance structure promotes balance between the Board's independent authority to oversee our business and the Chief Executive Officer and his management team who manage the business on a day-to-day basis. Moreover, the current separation of the Chairman and Chief Executive Officer roles allows the Chief Executive Officer to focus his time and energy on operating and managing the business while leveraging the experience and perspectives of the Chairman. Our Chief Executive Officer has historically served as a member of and as the sole management representative on the Board of Directors. Mr. Derrickson is a director as well as our President and Chief Executive Officer. We believe it is important to enable our Chief Executive Officer to provide information and insight about us directly to the directors in their deliberations. Further, our Board of Directors believes that separating the Chief Executive Officer and Chairman of the Board roles as well as having the Chairman of the Board role represented by an independent director is the appropriate leadership structure for us at this time and demonstrates our commitment to effective corporate governance.

Our Chairman of the Board is responsible for the effective functioning of our Board of Directors, enhancing its efficacy by guiding its processes and presiding at Board of Directors meetings and executive sessions of the independent directors. Our Chairman presides at shareholder meetings and ensures that directors receive appropriate information from our management to fulfill their responsibilities. Our Chairman also acts as a liaison between our Board of Directors and executive management, promoting clear and open communication between management and the Board of Directors.

Board of Directors Role in Risk Oversight

Our Board of Directors has responsibility for the oversight of risk management. Our Board, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on us and the steps we take to manage them. While our Board is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. In particular, our Audit Committee focuses on financial, accounting and investment risks and oversees and approves company-wide risk management practices. Our Governance and Nominating Committee focuses on the management of risks associated with Board organization, membership, structure and corporate governance. In addition, our Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and related to succession planning for our executive officers.

Board of Directors Independence

The Board of Directors has determined, after consideration of all relevant factors, that each of Messrs. Chamberlain, Cushman, Harries, Peters and Vardeman and Ms. Jesse, together constituting a majority of our Board of Directors, qualifies as an “independent” director as defined under applicable rules of The NASDAQ Stock Market LLC (“NASDAQ”) and that none of such directors has any relationship with us that would interfere with the exercise of their independent business judgment.

Standing Committees and Attendance

The Board of Directors held 10 meetings during 2019. All directors attended more than 75% of the aggregate of the meetings of the Board of Directors and committees thereof, if any, upon which such director served during the period for which he or she was a director or committee member during 2019.

The Board has an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. Information about these standing committees and committee meetings is set forth below.

Audit Committee

The Audit Committee is currently comprised of Messrs. Chamberlain (Committee Chair) and Harries and Ms. Jesse. The Board of Directors has determined that, after consideration of all relevant factors, each of these directors qualifies as an “independent” director under applicable SEC and NASDAQ rules. Each member of the Audit Committee is able to read and understand fundamental financial statements, including our consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows. No member of the Audit Committee has participated in the preparation of our consolidated financial statements, or those of any of our current subsidiaries, at any time during the past three years. The Board of Directors has designated Mr. Chamberlain as an “audit committee financial expert” as defined under applicable SEC rules and has determined that Mr. Chamberlain possesses the requisite “financial sophistication” under applicable NASDAQ rules.

The Audit Committee operates under a written charter setting forth the functions and responsibilities of the committee, which is reviewed by the committee on an annual basis, and by the Board of Directors as appropriate. A current copy of the Audit Committee charter is available on our website at www.bsquare.com on the Corporate Governance page under Management and Corporate Governance - Board Committees and Charter Documents.

The Audit Committee is responsible for overseeing our independent auditors, including their selection, retention and compensation, reviewing and approving the scope of audit and other services by our independent auditors, reviewing the accounting policies, judgments and assumptions used in the preparation of our financial statements and reviewing the results of our audits. The Audit Committee is also responsible for reviewing the adequacy and effectiveness of our internal controls and procedures, including risk management, establishing procedures regarding complaints concerning accounting or auditing matters, reviewing and, if appropriate, approving related-party transactions, reviewing compliance with our Code of Business Conduct and Ethics, and reviewing our investment policy and compliance therewith. The Audit Committee held four meetings during 2019.

Compensation Committee

The Compensation Committee currently consists of Messrs. Cushman (Committee Chair), Harries and Vardeman. The Board of Directors has determined that, after consideration of all relevant factors, each of these directors qualifies as an “independent” and “non-employee” director under applicable NASDAQ and SEC rules. The Compensation Committee makes recommendations to the Board of Directors regarding our general compensation policies as well as the compensation plans and specific compensation levels for its executive officers. The Compensation Committee held six meetings during 2019.

The Compensation Committee has a number of functions and responsibilities as delineated in its written charter, which is reviewed by the committee on an annual basis, and by the Board of Directors as appropriate. A current copy of the Compensation Committee charter is available on our website at www.bsquare.com on the Corporate Governance page under Management and Corporate Governance - Board Committees and Charter Documents.

One of the primary responsibilities of the Compensation Committee is to oversee, and make recommendations to the Board of Directors for its approval of, the compensation programs and performance of our executive officers, which includes the following activities:

•	Establishing the objectives and philosophy of the executive compensation programs;
•	Designing and implementing the compensation programs;
•	Evaluating the performance of executives relative to their attainment of goals under the programs and reporting its evaluation to the Board of Directors;
•	Developing and maintaining a succession plan for the Chief Executive Officer;
•	Calculating and establishing payouts and awards under the programs as well as discretionary payouts and awards;
•	Reviewing base salary levels and equity ownership of the executives; and
•	Engaging consultants from time to time, as appropriate, to assist with program design and related matters.

Additional information regarding the roles, responsibilities, scope and authority of the Compensation Committee, as well as the extent to which the Committee may delegate its authority, the role that our executive officers serve in recommending compensation and the role of compensation consultants in our compensation process is set forth below under “Executive Officer Compensation.”

The Compensation Committee also periodically reviews the compensation of the Board of Directors and proposes modifications, as necessary, to the full Board for its consideration.

Governance and Nominating Committee

The Governance and Nominating Committee currently consists of Ms. Jesse (Committee Chair), Mr. Cushman and Mr. Peters. The Board of Directors has determined that, after consideration of all relevant factors, each of these directors qualifies as an “independent” director under applicable NASDAQ rules. The Governance and Nominating Committee held three meetings during 2019.

The Governance and Nominating Committee operates under a written charter setting forth the functions and responsibilities of the committee, which is reviewed by the committee on an annual basis, and by the Board of Directors as appropriate. A current copy of the Governance and Nominating Committee charter is available on our website at www.bsquare.com on the Corporate Governance page under Management and Corporate Governance - Board Committees and Charter Documents.

The primary responsibilities of the Governance and Nominating Committee are to:

•	Develop and recommend to the Board of Directors criteria for selecting qualified director candidates;
•	Identify individuals qualified to become Board members;
•	Evaluate and select director nominees for each election of directors;
•	Consider the committee structure of the Board of Directors and the qualifications, appointment and removal of committee members;
•	Recommend codes of conduct and codes of ethics applicable to us;
•	Evaluate the composition and performance of the Board of Directors;
•	Ensure directors are keeping abreast of current governance standards; and
•	Provide oversight in the evaluation of the Board of Directors and each committee.

Director Nomination Process

The Board of Directors has determined that director nomination responsibilities should be overseen by the Governance and Nominating Committee (the “GNC”). One of the GNC’s goals is to assemble a Board that brings to us a variety of perspectives and skills derived from high quality business and professional experience. Although the GNC and the Board of Directors do not have a formal diversity policy, the Board of Directors instructed the GNC to consider such factors as it deems appropriate to develop a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. Factors considered by the GNC include judgment, knowledge, skill, diversity (including factors such as race, gender and experience), integrity, experience with businesses and other organizations of comparable size, including experience in software products and services, the Internet of Things industry, business, finance, administration or public service, the relevance of a candidate’s experience to our needs and experience of other Board members, familiarity with national and international business matters, experience with accounting rules and practices, the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members, and the extent to which a candidate would be a desirable addition to the Board of Directors and any committees of the Board of Directors. In addition, directors are expected to be able to exercise their best business judgment when acting on behalf of us and our shareholders, act ethically at all times and adhere to the applicable provisions of our Code of Business Conduct and Ethics. Other than consideration of the foregoing and applicable SEC and NASDAQ requirements, unless determined otherwise by the GNC, there are no stated minimum criteria, qualities or skills for director nominees. The GNC may also consider such other factors as it may deem are in the best interests of us and our shareholders. In addition, at least one member of the Board of Directors serving on the Audit Committee should meet the criteria for an “audit committee financial expert” having the requisite “financial sophistication” under applicable NASDAQ and SEC rules, and a majority of the members of the Board of Directors should meet the definition of “independent director” under applicable NASDAQ rules.

The GNC identifies director nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. The GNC also takes into account an incumbent director’s performance as a Board member. If any member of the Board of Directors does not wish to continue in service, if the GNC decides not to re-nominate a member for reelection, if the Board decided to fill a director position that is currently vacant or if the Board of Directors decides to recommend that the size of the Board of Directors be increased, the GNC identifies the desired skills and experience of a new nominee in light of the criteria described above. Current members of the Board of Directors and management are polled for suggestions as to individuals meeting the GNC’s criteria. Research may also be performed to identify qualified individuals. Nominees for director are selected by a majority of the members of the GNC, with any current directors who may be nominees themselves abstaining from any vote relating to their own nomination.

It is the policy of the GNC to consider suggestions for persons to be nominated for director that are submitted by shareholders. The GNC will evaluate shareholder suggestions for director nominees in the same manner as it evaluates suggestions for director nominees made by management, then-current directors or other appropriate sources. Shareholders suggesting persons as director nominees should send information about a proposed nominee to our Secretary at our principal executive offices as referenced above at least 120 days before the anniversary of the mailing date of the prior year’s proxy statement. This information should be in writing and should include a signed statement by the proposed nominee that he or she is willing to serve as a director of BSQUARE, a description of the proposed nominee’s relationship to the shareholder and any information that the shareholder feels will fully inform the GNC about the proposed nominee and his or her qualifications. The GNC may request further information from the proposed nominee and the shareholder making the recommendation. In addition, a shareholder may nominate one or more persons for election as a director at our annual meeting of shareholders if the shareholder complies with the notice, information, consent and other provisions relating to shareholder nominees contained in our Bylaws. Please see the section above titled “Deadlines for Receipt of Shareholder Proposals” for important information regarding shareholder proposals, including director nominations.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics in compliance with applicable rules of the SEC that applies to our principal executive officer, our principal financial officer and our principal accounting officer or controller, or persons performing similar functions, as well as to all members of our Board of Directors and all other employees. A copy of the Code of Business Conduct and Ethics is available on our website at www.bsquare.com on the Corporate Governance page under Management and Corporate Governance – Policies. We will disclose, on our website, any amendment to, or waiver from, our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the Code of Business Conduct and Ethics enumerated in applicable rules of the SEC.

2019 Director Compensation

When joining the Board, directors receive a one-time grant of 25,000 stock options, which vest quarterly over two years, and an initial grant of restricted stock units. The Chairman of the Board receives a one-time grant of 50,000 stock options when joining the Board (or 25,000 stock options if appointed as Chairman of the Board while already serving as a director), and an initial grant of restricted stock units. The number of shares underlying the initial restricted stock unit awards granted to new directors is determined by dividing $50,000 by our closing stock price on the date of grant (or $75,000 in the case of the Chairman of the Board (or $25,000 if appointed as Chairman of the Board while already serving as a director)) and is prorated based on the date on which such director is appointed. Thereafter, standing directors receive annual grants of restricted stock units, the number of shares underlying which is determined by dividing $50,000 by our closing stock price on the date of grant ($75,000 in the case of the Chairman of the Board). The annual restricted stock unit awards are granted on the earlier of (i) the day of the annual meeting of our shareholders or (ii) the last trading day of our second fiscal quarter. The restricted stock unit awards vest quarterly over one year. All equity awards cease vesting as of the date a director’s service on the Board terminates for any reason, provided that the Board may accelerate the vesting of any outstanding stock award for a director whose service on the Board terminates for any reason other than removal for cause.

We also pay annual cash director fees of $30,000 to non-Chair directors and $40,000 to the Chairman of the Board, and annual Board Committee fees to directors who serve on the Audit Committee of $10,000 and $5,000 to directors who serve on other committees. The Chairs of the Governance and Nominating Committee and the Compensation Committee receive additional annual Board Committee fee compensation of $3,000. The Board of Directors may also determine to pay these cash amounts in restricted stock units. All cash amounts are payable in quarterly increments. Directors are also reimbursed for reasonable expenses incurred for Board-related activities. Notwithstanding the foregoing, directors who are also our employees, including Mr. Derrickson, our President and Chief Executive Officer, do not receive additional compensation for services provided as a director.

The table below presents the 2019 compensation of our non-employee directors. The compensation of Ralph C. Derrickson, a director and former President and Chief Executive Officer, is described in the Summary Compensation Table in the section titled “Executive Officer Compensation.”

	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	Total
Name	($)	($)	($)	($)
Robert J. Chamberlain (4)	$40,000	$50,000	$-	$90,000
Davin W. Cushman (5)	41,889	50,000	-	91,889
Andrew S.G. Harries (6)	55,000	75,000	-	130,000
Mary Jesse (7)	46,611	50,000	-	96,611
Robert J. Peters (8)	35,000	50,000	-	85,000
Ryan L. Vardeman (9)	35,000	50,000	-	85,000

(1)	Fees paid earned or paid in cash are composed of payments for services performed in each prior quarter.
(2)

The amounts in this column reflect the aggregate grant-date fair value of restricted stock unit awards, determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 for stock-based compensation (“Topic 718”) without regard to forfeitures. The amounts included reflect only the awards treated as granted in 2019. Assumptions used in the calculation of these award amounts are set forth in Note 10 (Shareholders’ Equity) to the financial statements included in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 24, 2020 (the “2019 10-K”).

(3)

The amounts in this column reflect the aggregate grant-date fair value of stock option awards, determined in accordance with Topic 718 without regard to forfeitures. The amounts included reflect only the awards treated as granted in 2019. Assumptions used in the calculation of these award amounts are set forth in Note 10 (Shareholders’ Equity) to the financial statements included in Part II, Item 8 of our 2019 10-K.

(4)	Mr. Chamberlain held 25,000 unvested stock options and 17,361 unreleased restricted stock units as of December 31, 2019.
(5)	Mr. Cushman was appointed to our Board in November 2018 and held 25,000 unvested stock options and 17,361 unreleased restricted stock units as of December 31, 2019.
(6)	Mr. Harries held 25,000 unvested stock options and 26,041 unreleased restricted stock units as of December 31, 2019.
(7)	Ms. Jesse held 25,000 unvested stock options and 17,361 unreleased restricted stock units as of December 31, 2019.
(8)	Mr. Peters was appointed to our Board in August 2018 and held 25,000 unvested stock options and 17,361 unreleased restricted stock units as of December 31, 2019.
(9)	Mr. Vardeman was appointed to our Board in June 2018 and held 25,000 unvested stock options and 17,361 unreleased restricted stock units as of December 31, 2019.

EXECUTIVE OFFICER COMPENSATION

Executive Officers

The names and certain information about our executive officers as of the record date are set forth below:

Name	Age	Position
Ralph C. Derrickson	61	President and Chief Executive Officer
Christopher Wheaton	48	Chief Financial Officer, Secretary and Treasurer

Mr. Derrickson’s biographical details are set out above under the heading titled “Nominees and Continuing Directors.”

Christopher Wheaton joined us as Chief Financial Officer in September 2019. Prior to joining BSQUARE, in November 2018, Mr. Wheaton was employed at IslandWood, a non-profit environmental education organization and served as its interim Chief Financial and Operating Officer from January 2019 to September 2019. From April 2015 to September 2018, Mr. Wheaton served as the Chief Operating and Financial Officer for Pacific Science Center Foundation, a non-profit educational organization. From July 2003 until April 2015, Mr. Wheaton co-founded and served as the Chief Operating and Financial Officer for EnerG2 Technologies, Inc., an advanced carbon materials manufacturing company. Prior to 2003, Mr. Wheaton was employed by several public and private companies in senior financial management positions. Mr. Wheaton received a B.A. from Northwestern University and an MBA from the Stanford Graduate School of Business.

Summary Compensation Table

The following table sets forth the compensation earned during the past two fiscal years by (i) the persons who served as our chief executive officer during 2019 and (ii) the two most highly compensated executive officers other than the chief executive officer who were serving as executive officers during 2019 and whose total compensation for 2019 exceeded $100,000. The persons described in clauses (i) and (ii) above are collectively referred to herein as our “named executive officers.”

Summary Compensation Table

						All other
				Stock	Option	compen-
		Salary	Bonus (1)	awards(2)	awards(3)	sation(4)	Total
Name and principal position	Year	($)	($)	($)	($)	($)	($)
Ralph C. Derrickson	2019	256,250	—	—	1,108,125	8,420	1,372,795
President and Chief Executive Officer	2018	—	—	—	—	—	—
Christopher Wheaton	2019	72,981	—	—	164,050	1,982	239,012
Chief Financial Officer, Secretary and Treasurer	2018	—	—	—	—	—	—
Kevin T. Walsh (5)	2019	311,793	15,000	26,750	—	4,580	358,123
Former Acting Chief Executive Officer	2018	272,673	—	30,000	—	9,601	312,274
Peter J. Biere (6)	2019	289,454	20,000	28,429	—	10,652	348,535
Former Chief Financial Officer, Secretary and Treasurer	2018	277,944	—	45,000	—	11,428	334,372
Giles Frith (7)	2019	232,507	60,000	—	—	12,954	305,461
Former Chief Operating Officer	2018	251,868	—	—	—	10,710	262,578

(1)

Represents cash bonuses earned by Messrs. Walsh, Biere and Frith under the 2018 Retention Incentive Bonus Program, earned and paid 2019.to Mr. Walsh in April 2019, to Mr. Frith in May 2019, and to Mr. Biere in July 2019.

(2)

The amounts in this column reflect the aggregate grant-date fair value of restricted stock unit awards, determined in accordance with Topic 718 without regard to forfeitures. The amounts included for a particular year reflect only the awards treated as granted in that year. Assumptions used in the calculation of these award amounts are set forth in Note 11 (Shareholders’ Equity) to the financial statements included in Part II, Item 8 of our 2019 10-K.

(3)

The amounts in this column reflect the aggregate grant-date fair value of stock option awards, determined in accordance with Topic 718 without regard to forfeitures. The amounts included for a particular year reflect only the awards treated as granted in that year. Assumptions used in the calculation of these award amounts are set forth in Note 11 (Shareholders’ Equity) to the financial statements included in Part II, Item 8 of our 2019 10-K.

(4)

Represents 401(k) matching employer contributions, premiums paid by us under a group life insurance plan, and an allowance for mobile telephone and data service, which includes personal use. These amounts also include post-termination COBRA costs for Messrs. Walsh, Biere and Frith, further discussed below,

(5)

Mr. Walsh was appointed as Acting Chief Executive Officer in May 2018 for which he received additional compensation which is included in the 2018 Salary amount. Mr. Walsh resigned from the company in April 2019. The 2019 Salary amount includes $212,224 in severance payments. The amounts in the table reflect all compensation paid to Mr. Walsh during 2018 and 2019, including the period during which Mr. Walsh did not serve as Acting Chief Executive Officer.

(6)

Mr. Biere was appointed as Chief Financial Officer in December 2016. Mr. Biere resigned from the company in September 2019.  The 2019 Salary amount includes $74,873 in severance payments. In addition, we are subsidizing Mr. Biere’s COBRA costs for six months.

(7)

Mr. Frith was appointed as Chief Operating Officer in May 2018. Mr. Frith resigned from the company in May 2019. The 2019 Salary amount includes $125,000 in severance payments. The amounts in the table reflect all compensation paid to Mr. Frith during 2018 and 2019, including the period during which Mr. Frith did not serve as Chief Operating Officer.

Employment Agreements with Named Executive Officers

We have agreements with our named executive officers, which include provisions regarding post-termination compensation. We do not have a formal severance policy or plan applicable to our executive officers as a group.

Under our agreement with Mr. Derrickson entered into in February 2019, Mr. Derrickson is entitled to receive an annual salary of $325,000 and is eligible to receive an annual bonus equal to 50% of his annual salary at 100% achievement. He also received an option to purchase 562,500 shares of common stock. In the event Mr. Derrickson’s employment is terminated by us when neither cause nor long term disability exists (as such terms are defined in the agreement), subject to execution of a release by Mr. Derrickson of any employment-related claims, he shall be entitled to receive severance equal to nine months of his then annual base salary, continued COBRA coverage at our expense for a period of nine months following his termination date and a pro rata portion of his annual bonus as determined by the Compensation Committee. In the event that, within twelve months after a change of control of BSQUARE (as defined in the agreement), Mr. Derrickson’s employment is terminated when neither cause nor long term disability exists or Mr. Derrickson terminates his employment for good reason (as defined in the agreement), subject to execution of a release by Mr. Derrickson of any employment-related claims, he shall be entitled to receive a one-time lump sum severance payment equal to twelve months of his then annual base salary, 100% of his target annual bonus as determined by the Compensation Committee, and continued COBRA coverage at our expense for a period of twelve months following his termination date (provided that, during the first twelve months after a change of control of BSQUARE, such severance payments shall be in lieu of the severance payments described in the preceding sentence, and after expiration of the twelve -month period following a change of control, Mr. Derrickson shall thereafter only be entitled to the severance payments described in the preceding sentence). In addition, immediately prior to a change of control of BSQUARE, all of Mr. Derrickson’s unvested stock options and restricted stock units shall become fully vested and immediately exercisable.

Under our agreement with Mr. Wheaton entered into in August 2019, Mr. Wheaton is entitled to receive an annual salary of $275,000 and is eligible to receive an annual bonus of $100,000 at 100% achievement. He also received an option to purchase 129,173 shares of our common stock.  In the event that, within twelve months after a change of control of BSQUARE (as defined in the agreement), Mr. Wheaton’s employment is terminated when neither cause nor long term disability exists or Mr. Wheaton terminates his employment for good reason (as defined in the agreement), subject to execution of a release by Mr. Wheaton of any employment-related claims, he shall be entitled to receive a one-time lump sum severance payment equal to six months of his then annual base salary, 100% of his target annual bonus as determined by the Compensation Committee, and continued COBRA coverage at our expense for a period of six months following his termination date. In addition, immediately prior to a change of control of BSQUARE, all of Mr. Wheaton’s unvested stock options shall become fully vested and immediately exercisable.

As noted above, Mr. Chase resigned as President and Chief Executive Officer in May 2018. Prior to his resignation, under our agreement with Mr. Chase entered into in February 2014, he was entitled to receive an annual salary of $325,000 and was eligible to receive an annual bonus equal to 77% of his annual salary at 100% achievement. He also received 7,500 restricted stock units (“RSUs”) and options to purchase 165,000 shares of our common stock. Mr. Chase’s annual salary was increased to $386,250 effective in 2018. The agreement also contained certain severance benefits.  However, in connection with the termination of Mr. Chase’s employment in May 2018, we entered into a separation and release agreement, pursuant to which we agreed to pay severance in an amount equal to 12 months of his base salary and to subsidize Mr. Chase’s COBRA costs for 12 months.

As noted above, Mr. Walsh resigned from the company in April 2019. Prior to his resignation, under our agreement with Mr. Walsh entered into in June 2015, Mr. Walsh was entitled to receive an annual salary of $212,000 and was eligible to receive an annual bonus equal to 35% of his annual salary at 100% achievement. He also received 5,000 RSUs and options to purchase 80,000 shares of our common stock. The agreement also contained certain severance benefits. However, in connection with the termination of Mr. Walsh’s employment in April 2019, we entered into a separation and release agreement, pursuant to which we agreed to pay severance to Mr. Walsh in an amount equal to 12 months of his base salary plus the average monthly cash bonuses paid to Mr. Walsh during the six months immediately prior to his termination, and we are subsidizing Mr. Walsh’s COBRA costs for 12 months.

As noted above Mr. Biere resigned from the company in September 2019. Prior to his resignation, under our agreement with Mr. Biere entered into in November 2016, Mr. Biere was entitled to receive an annual salary of $270,000 and was eligible to receive an annual bonus equal to 50% of his annual salary at 100% achievement. He also received 7,500 RSUs and options to purchase 100,000 shares of our common stock. Mr. Biere’s annual salary was increased to $278,100 in 2018. The agreement also contained certain severance benefits. However, in connection with the termination of Mr. Biere’s employment in September 2019, we entered into a separation and release agreement, pursuant to which we agreed to pay severance to Mr. Biere in an amount equal to six months of his base salary and we are subsidizing Mr. Biere’s COBRA costs for six months.

As noted above, Mr. Frith resigned from the company in May 2019.  Prior to his resignation, under our agreement with Mr. Frith entered into in August 2016 and amended in June 2018, Mr. Frith was entitled to receive an annual salary of $215,000 and was eligible to receive an annual bonus equal to 35% of his annual salary at 100% achievement. He also received a signing bonus of $40,000, 5,000 RSUs and options to purchase 80,000 shares of our common stock.  The agreement also contained certain severance benefits. However, in connection with the termination of Mr. Frith’s employment in May 2019, we entered into a separation and release agreement, pursuant to which we agreed to pay severance to Mr. Frith in an amount equal to six months of his base salary and $60,000 of his previously announced retention incentive bonus, and to subsidize Mr. Frith’s COBRA costs for six months.

Determination of Compensation

The Compensation Committee’s philosophy regarding total executive compensation has been to provide a comprehensive and competitive compensation package consisting of base salary, short-term cash incentives (STI) and long-term equity incentives (LTI) that helps align management team incentives with shareholder interests and promote growth in shareholder value. Base salary and STI represents total targeted cash compensation (TTC) for each executive. The Compensation Committee has been gradually increasing the level of STI for each executive to bring the TTC level closer to market peer median levels over the last several years based on input from an outside compensation consultant (as further described below). We believe that while our executive base salaries are generally slightly below median level, TTC is generally near median levels. We also periodically review the level of LTI for each of our executive team with our outside compensation consultant. Historically, our level of LTI has been below market peer median levels. We intend to review executive compensation survey information each year to maintain competitive levels of compensation for our management team.

Total Compensation

For purposes of evaluating executive officer total compensation including base salary, discretionary bonus, equity awards and incentive compensation, the Compensation Committee primarily considers two factors:

•

Competitive level: The Compensation Committee has the authority to engage its own advisers to assist in carrying out its responsibilities. Historically the Compensation Committee has engaged a compensation consultant to review and assess the market competitiveness of our executive compensation programs.

•

Company and individual performance objectives: In addition to considering compensation levels of executives at similarly sized regional public companies, the Compensation Committee, in conjunction with the Chief Executive Officer, historically reviews our financial performance objectives as well as non-financial performance objectives applicable to each executive (other than the Chief Executive Officer). Our financial performance objectives are typically determined through collaboration with the Chief Executive Officer, the Board of Directors and the Compensation Committee. The non-financial performance objectives applicable to each executive officer (other than the Chief Executive Officer) are typically determined in collaboration with the Chief Executive Officer, the executive officer and the Compensation Committee. The Compensation Committee determines the financial and non-financial performance objectives applicable to the Chief Executive Officer. These objectives and associated awards have historically been addressed through annual bonuses with respect to our executive officers.

Base Salary and Discretionary Bonus

The Compensation Committee’s goal is to provide a competitive base salary for our executive officers. The Compensation Committee has not established any formal guidelines for purposes of setting base salaries (such as payment at a particular percentile of a benchmark group), but instead considers the general market compensation data along with our performance and the individual’s performance and experience in determining what represents a competitive salary. The Compensation Committee also considers these factors in its recommendations to the Board of Directors regarding whether and in what amounts to award discretionary cash bonuses, apart from cash awards that may be provided for under incentive plans.

Short-Term Incentive Plan Compensation (STI)

Our named executive officers also historically receive short-term incentive compensation, including annual bonuses, the terms of which vary from year to year.

On March 16, 2020, upon the recommendation of the Compensation Committee, our Board of Directors adopted the BSQUARE Corporation Executive Bonus Plan (“EBP”), which formalized the Company’s historical practice of awarding annual bonuses to certain key executives of the Company based on achievement of specified performance goals.  The Board designated the Committee as the administrator of the EBP (the “Administrator”). The Administrator may establish performance goals that relate to financial, operational or other performance of the Company, or to any other performance goal established by the Administrator in connection with a potential bonus payment (the “Performance Goals”). Pursuant to the EBP, the Administrator established Performance Goals for 2020 relating to segment revenues and contribution margin and working capital levels. Following completion of the 2020 Performance Period, the amounts payable to each Covered Executive under the EBP will be based entirely on the determination of the Administrator regarding the level of achievement of the Performance Goals. The Administrator has authority to revise or refine the Performance Goals in its discretion. The EBP was also reassessed and restructured to more tightly align compensation with both short- and long-term shareholder interests and to be responsive to prior shareholder advisory votes on executive compensation.

Long-Term Equity Incentive Awards (LTI)

Longer-term incentives in the form of grants of stock options, restricted stock, RSUs and other forms of equity instruments to executive officers are governed by the Stock Plan or our 2011 Inducement Award Plan (the “Inducement Plan”), as applicable.

The Compensation Committee grants stock options and other forms of equity incentive compensation to our executive officers under the Stock Plan or Inducement Plan. Stock options have historically been granted at the time of hire of an executive officer under the Inducement Plan, although we stopped using the Inducement Plan in 2019. Further, the Compensation Committee periodically reviews the equity ownership of the executive officers and may determine that additional awards of equity instruments under the Stock Plan are warranted based on a number of factors, including competitive factors , company performance and individual performance, the vested status of currently outstanding equity awards, the executive’s equity ownership in relation to the other executives and other factors. The Compensation Committee maintains no formal guidelines for these periodic reviews. Stock options are awarded with exercise prices equal to the closing market price per share of our common stock on the grant date. Other than the awards payable to Messrs. Derrickson and Wheaton when they joined us during 2019, there were no grants of stock options or awards of RSUs to our named executive officers during 2019.

Other Compensation and Perquisites

Executive officers, including the named executive officers, are eligible to participate in standard benefit plans available to all employees including our 401(k)-retirement plan, medical, dental, disability, vacation and sick leave and life and accident insurance. The same terms apply to all employees for these benefits except where the value of the benefit may be greater for executives because they are more highly compensated than most other employees (e.g., disability benefits). We do not provide any pension or deferred compensation benefits to our executive officers.

Outstanding Equity Awards at Fiscal Year End

The following table presents the outstanding equity awards held by the named executive officers as of December 31, 2019:

	Option Awards
		Number of Securities
		Underlying		Option	Option
	Grant	Unexercised Options		Exercise	Expiration
Name	Date	Exercisable (#)	Unexercisable (#)	Price ($) (1)	Date (2)
Ralph C. Derrickson	3/11/2019	93,750	281,250	$1.97	3/11/2029
	3/11/2019	—	187,500	$1.97	3/11/2029
Christopher Wheaton	9/09/2019	—	129,173	$1.27	9/09/2029

(1)	The option exercise price is the closing price of our common stock on the grant date.
(2)	All options outstanding expire ten years from the grant date.

Employee Benefit Plans

Equity Compensation Plan Information

The following table presents certain information regarding our common stock that may be issued upon the exercise of options and vesting of restricted stock units granted to employees, consultants or directors as of December 31, 2019:

Number of securities
	Number of securities			remaining available for future
	to be issued upon		Weighted-average	issuance under equity
	exercise of		exercise price of	compensation plans (excluding
	outstanding options,		outstanding options,	securities reflected
	warrants and rights		warrants and rights	in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	810,912	(1)	$3.80	1,527,578
Equity compensation plans not approved by security holders	846,760	(2)	$1.87	202,458	(3)

(1)	Amount includes 112,846 restricted stock units granted and unvested as of December 31, 2019.
(2)	Amount includes no restricted stock units granted and unvested as of December 31, 2019.
(3)

Indicates shares of our common stock reserved for future issuance under the Inducement Plan. The Inducement Plans allow us to grant options, restricted stock, restricted stock units and certain other equity-based compensation in connection with hiring new employees. The number of shares reserved for issuance may be modified by the Board of Directors, subject to SEC and NASDAQ limitations. There were 791,673 options and no restricted stock units granted under the Inducement Plan during 2019. Following these awards, we determined to stop using the Inducement Plan in 2019.

401(k) Plan

We maintain a tax-qualified 401(k) employee savings and retirement plan for eligible U.S. employees. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) plan, subject to the statutorily prescribed annual limit. We may make matching contributions on behalf of all participants in the 401(k) plan in the amount equal to one-half of the first 6% of an employee’s contributions. Company matching contributions and employee contributions are fully vested at all times. We intend the 401(k) plan to qualify under Sections 401(k) and 501 of the Internal Revenue Code of 1986, as amended, so that contributions by employees or us to the 401(k) plan and income earned, if any, on plan contributions are not taxable to employees until withdrawn from the 401(k) plan (except as regards Roth contributions), and so that we will be able to deduct our contributions when made. The trustee of the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options.

STOCK OWNERSHIP

Security Ownership of Principal Shareholders, Directors and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 15, 2020 by:

•	each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of common stock;
•	each of our directors;
•	each of the named executive officers; and
•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. The number of shares listed below under the heading “Total Common Stock Equivalents” is the aggregate beneficial ownership for each shareholder and includes:

•	common stock beneficially owned;
•	restricted stock awards;
•	currently vested options; and
•	stock options and restricted stock units that are not currently vested but will become vested within 60 days after March 15, 2020.

Of this total amount, the number of shares of common stock underlying options that are currently vested and stock options and restricted stock units that are not currently vested but will become vested within 60 days after March 15, 2020 are deemed outstanding for the purpose of computing the percentage ownership of common stock outstanding beneficially owned by a shareholder, director or executive officer (the “Deemed Outstanding Shares”) and are also separately listed below under the heading “Number of Shares Underlying Options and RSUs,” but the Deemed Outstanding Shares are not treated as outstanding for the purpose of computing the percentage ownership of common stock outstanding beneficially owned by any other person. This table is based on information supplied by officers, directors, and filings made with the SEC. Percentage ownership is based on 13,098,718 shares of common stock outstanding as of March 15, 2020.

Unless otherwise noted below, the address for each shareholder listed below is c/o BSQUARE Corporation, 110 110th Avenue NE, Suite 300, Bellevue, Washington 98004. Unless otherwise noted, each of the shareholders listed below has sole investment and voting power with respect to the common stock indicated, except to the extent shared by spouses under applicable law.

		Number of	Percentage
	Total	Shares Underlying	of
	Common	Options and RSUs	Common
	Stock	(Deemed	Stock
Name and Address of Beneficial Owner	Equivalents	Outstanding Shares)	Equivalents
5% Owners:
Palogic Value Management, L.P (1)	1,468,415	—	11.2%
5310 Harvest Hill Road, Suite 110
Dallas, TX 75230
Renaissance Technologies LLC (2)	954,023	—	7.3%
800 Third Avenue
New York, NY 10022
Richard Karp (3)	800,000	—	6.1%
TicTran Corp
8498 Independence Ave
Mountain View, CA 94043
Dimensional Fund Advisors LP (4)	653,956	—	5.0%
Building One, 6300 Bee Cave Road
Austin, TX 78746
Directors and Named Executive Officers:
Ryan L. Vardeman (5)	1,511,124	21,875	11.7%
Andrew S.G Harries	259,931	25,000	2.2%
Ralph C. Derrickson	98,750	15,625	*
Robert J. Chamberlain	68,299	25,000	*
Davin W. Cushman	61,128	18,750	*
Mary Jesse	60,868	25,000	*
Robert J. Peters (6)	45,474	21,875	*
Christopher Wheaton	—	—	*
Kevin T. Walsh	—	—	*
Peter J. Biere	—	—	*
Giles Frith	—	—	*
All executive officers and directors as a group	2,204,324	168,750	17.9%

*	Less than one percent.
(1)

The indicated ownership is based solely on (i) a Schedule 13D/A filed with the SEC on March 10, 2020, according to which Palogic Value Management, L.P., Palogic Value Fund, L.P., Palogic Capital Management, LLC and Mr. Vardeman then had shared voting and dispositive power such shares.

(2)

The indicated ownership is based solely on a Schedule 13G/A filed with the SEC on February 13, 2020 (the “RT 13G/A”) according to which each of Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation has sole voting power and dispositive power over such shares.

(3)	The indicated ownership is based solely on a Schedule 13G/A filed with the SEC on June 25, 2019.
(4)

The indicated ownership is based solely on a Schedule 13G filed with the SEC on February 12, 2020 according to which Dimensional Fund Advisors LP has sole voting power over 640,354 shares and sole dispositive power over 653,956 shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over securities that are owned by the Funds and may be deemed to be the beneficial owner of shares held by the Funds. However, all such securities are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(5)	Mr. Vardeman is a principal of and may be deemed to beneficially own securities beneficially owned by Palogic Capital Management.
(6)	Mr. Peters is a principal of Palogic Capital Management but does not have dispositive or voting power over shares beneficially owned by Palogic Capital Management.

Hedging and Pledging Activities

Pursuant to our Insider Trading Policy, we strongly discourage all employees from engaging in any form of hedging transactions, such as prepaid variable forwards, equity swaps, collars and exchange funds. We believe facing the full risks and rewards of ownership is important to aligning the objectives of employees with our other shareholders. Any employee wishing to enter into such a hedging transaction must obtain pre-clearance at least two weeks in advance and set forth a justification for the proposed transaction.

We also prohibit pledging of securities in a margin account or as collateral for a loan. Because the timing of any need by the secured party to foreclose on the pledged shares is inherently uncertain, we believe there is unacceptable risk that a margin or foreclosure sale could occur at a time when the pledgor is aware of material nonpublic information.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no transactions since January 1, 2019, nor are there any proposed transactions as of the date of this proxy statement, as to which the amount involved exceeds $120,000 and in which any related person has or will have a direct or indirect material interest, other than equity and other compensation, termination and other arrangements which are described above under the headings “2019 Director Compensation” and “Executive Officer Compensation.”

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

On an annual basis, we provide our shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

This advisory vote, commonly referred to as a “say-on-pay” vote, is not binding on us, our Board of Directors or our Compensation Committee. Moreover, the vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. However, while this vote is advisory and not binding on us, we will consider the views of our shareholders when determining executive compensation in the future, including seeking to determine the causes of any significant negative voting results to better understand issues and concerns. For example, we have revised several pay practices in 2019 in light of the voting results at our 2019 annual meeting of shareholders.

Executive compensation is an important matter for us and for our shareholders. The core of our executive compensation philosophy and practice continues to be pay for performance. As discussed above under the heading “Executive Officer Compensation,” our executive compensation programs are based on practices that require achievement of challenging goals – goals that will drive us to achieve profitable revenue growth and market share gains, while expanding the global market opportunity for our products, technology and services portfolio, and ultimately leading to long-term shareholder value. We believe our compensation programs are strongly aligned with the long-term interests of our shareholders and have been and will continue to be effective in incenting the achievement and performance of our executive officers. Compensation of our executive officers is designed to enable us to attract and retain talented and experienced senior executives to lead us successfully in a competitive environment.

In particular, we believe the following demonstrates our commitment to responsible compensation practices:

•	In light of our performance, we have not awarded bonuses for our performance in 2018 or 2019.
•

We formalized our annual bonus process by adopting our EBP, to be administered by our fully independent Compensation Committee, with awards to be based on pre-established company performance objectives that are carefully tied to strategic measures that drive long-term value and growth.

•	Annual bonus awards under our EBP may be issued in equity than cash, further aligning long-term incentives of management with those of our shareholders.

•

As part of our One Bsquare initiatives, which revised our go-to-market strategy and focused on offering customers an edge-to-cloud product and service suite, we eliminated positions in our senior leadership, which materially decreased total executive compensation expenses.

•	We stopped using our Inducement Plan in 2019, in favor of using our shareholder-approved Stock Plan for all equity incentive awards, including those to new hires.
•	We do not “gross up” any tax payment obligation in the event that payments to executives would subject them to the IRS parachute excise tax.
•	We do not generally provide for accelerated vesting of equity awards for participants in the event of a change in control, although we may do so in certain cases.
•

We seek and obtain input from our shareholders regarding our executive compensation programs, and we hold annual “say-on-pay” votes to allow all shareholders communicate their approval or disapproval or executive compensation.

We believe these and other practices demonstrate our commitment to pay for performance, to aligning compensation with long-term value creation, and to listening to our shareholders about compensation matter and taking action.

Our named executive officers and their compensation is described above under the heading “Executive Officer Compensation,” including our compensation philosophy and objectives and the fiscal 2019 compensation of the named executive officers.

We are asking shareholders to vote on the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC.”

Vote Required

Approval on an advisory basis of the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.

As indicated above, the shareholder vote on this resolution will not be binding on us, the Compensation Committee or the Board of Directors, and will not be construed as overruling any decision by us, the Compensation Committee or the Board. The vote will not be construed to create or imply any change to our fiduciary duties or those of the Compensation Committee or the Board, or to create or imply any additional fiduciary duties for us, the Compensation Committee or the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3

RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of Moss Adams LLP (“Moss Adams”) has acted as our auditor since May 2006 and has audited our financial statements for the years ended December 31, 2019 and 2018. Moss Adams is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on its audit. A representative of Moss Adams is expected to join the Annual Meeting by conference call, where he or she will have the opportunity to make a statement and to respond to appropriate questions.

The Audit Committee’s charter provides that it shall have the sole authority and responsibility to select, evaluate and, if necessary, replace our independent registered public accounting firm. The Audit Committee has selected Moss Adams as our independent registered public accounting firm for the year ending December 31, 2020.

The Audit Committee pre-approves all audit and non-audit services performed by our auditor and the fees to be paid in connection with such services in order to assure that the provision of such services does not impair the auditor’s independence. Unless the Audit Committee provides general pre-approval of a service to be provided by the auditor and the related fees, the service and fees must receive specific pre-approval from the Audit Committee.

INDEPENDENT AUDITORS

Audit Fees

Moss Adams billed us for audit fees of $272,840 and $285,837 for the years ended December 31, 2019 and 2018, respectively. These audit fees related to professional services rendered in connection with the audit of our annual consolidated financial statements, the reviews of the consolidated financial statements included in each of our quarterly reports on Form 10-Q and accounting services that relate to the audited consolidated financial statements and are necessary to comply with generally accepted auditing standards.

Audit-Related Fees

There were no fees billed for fiscal years 2018 or 2018 for assurance and related services by Moss Adams that were reasonably related to the performance of its audit of our financial statements and not reported under the caption “Audit Fees.”

Tax Fees

There were no fees billed for fiscal years 2019 or 2018 for tax compliance, tax advice or tax planning services rendered to us by Moss Adams.

All Other Fees

Moss Adams billed us $40,573 and $33,162 in 2019 and 2018, respectively, in fees associated with a SOC Type-2 examinations.

Audit Committee Report

In connection with the financial statements of BSQUARE Corporation (the “Company”) for the fiscal year ended December 31, 2019, the Audit Committee of the Board of Directors of the Company (the “Board”) has:

•	Reviewed and discussed the audited financial statements with management of the Company;
•	Discussed with the Company independent registered public accounting firm, Moss Adams LLP (the “Firm”), the matters required to be discussed by applicable auditing standards; and
•

Received the written disclosures and the letter from the Firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the Firm’s communications with the Audit Committee concerning independence and discussed with the Firm its independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Submitted by the Audit Committee:

Robert J. Chamberlain, Chair

Andrew S.G. Harries

Mary Jesse

Vote Required

The ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm requires that the votes cast in favor of the proposal exceed the votes cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

OTHER MATTERS

Shareholder Communications with the Board of Directors

Our shareholders may, at any time, communicate in writing with any member or group of members of the Board of Directors by sending such written communication to the attention of our Secretary by regular mail to our principal executive offices, email to investorrelations@bsquare.com or facsimile at 425-519-5998.

Copies of written communications received by our Secretary will be provided to the relevant director(s) unless such communications are considered, in the reasonable judgment of our Secretary, to be improper for submission to the intended recipient(s). Examples of shareholder communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to us or our business, or communications that relate to improper or irrelevant topics.

Board Attendance at Annual Shareholder Meetings

The Chairperson of the Board of Directors is expected to make all reasonable efforts to attend our annual shareholder meeting. If the Chairperson is unable to attend an annual shareholder meeting for any reason, at least one other member of the Board of Directors is expected to attend. Other members of the Board of Directors are expected to attend our annual shareholder meeting if reasonably possible. For our 2020 Annual Meeting, we are encouraging our directors to join via the conference call rather than attend in-person. All of our then current directors attended the 2019 Annual Meeting of Shareholders.

Transaction of Other Business

Our Board of Directors knows of no other matters to be submitted at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in respect thereof as the proxy holders deem advisable.

Annual Report to Shareholders and Form 10-K

Our Annual Report to Shareholders for the year ended December 31, 2019 is being distributed to our shareholders with this proxy statement. A copy of our Annual Report on Form 10-K for the year ended December 31, 2019, without exhibits, is included with the Annual Report to Shareholders.

By Order of the Board of Directors

Christopher Wheaton

Chief Financial Officer, Secretary and Treasurer

Bellevue, Washington

April 28, 2020

BSQUARE CORPORATION 110 110TH AVENUE NE, SUITE 300 BELLEVUE, WASHINGTON 98004 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1 OF 2 1 1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CONTROL # 0000000000000000 SHARES   NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 → x 02 0000000000 JOB # 1 OF 2 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR both nominees for director and FOR proposals 2 and 3. 1. Election of Directors Nominees For Against Abstain 01. ROBERT J. CHAMBERLAIN 02. ANDREW S.G. HARRIES For Against Abstain 2. APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS. 3. RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020. NOTE: In their discretion, the Proxies are authorized to vote upon all other matters as may properly come before the Annual meeting and any adjournments or postponements thereof. Please indicate if you plan to attend this meeting  Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Signature [PLEASE SIGN WITHIN BOX] Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE # 0000466910_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com BSQUARE CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS JUNE 11, 2020 The shareholder(s) hereby appoints Ralph C. Derrickson and Christopher Wheaton, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Bsquare Corporation that the shareholder(s) is/are entitled to vote at, and to vote in their discretion upon such other business as may properly come before, the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Thursday June 11, 2020, at the offices of DLA Piper LLP (US), 701 Fifth Avenue, Suite 6900, Seattle, WA 98104, with a conference call component available at: Toll Free: 1-800-479-1004; Toll/ International: 1-856-344-9290; Conference ID: 8715372, and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side 0000466910_2 R1.0.1.18